Exhibit 5.1


                                                        HARRIS BEACH PLLC
                                                        ATTORNEYS AT LAW

                                                        99 Garnsey Road
                                                        Pittsford, NY 14534
                                                        (585) 419-8800
July 26, 2005
                                                        THOMAS E. WILLETT

                                                        Direct: (585) 419-8646
                                                        Fax:    (585) 419-8818
                                                        twillett@harrisbeach.com

Intervest Bancshares Corporation
One Rockefeller Plaza (Suite 400)
New York, New York  10020-2002

     Re:  Intervest Bancshares Corporation
          Registration Statement of Form S-1

Gentlemen:

     You have requested our opinion in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed by Intervest Bancshares Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's issuance and sale of up to 1,250,000 shares of its Class A Common Stock, and up to 187,500 additional shares of Class A Common Stock to cover over-allotments (collectively, the "Shares"). The sale of the Shares is to be pursuant to an underwriting agreement to be entered into with Ryan Beck & Co., Inc., as underwriter (the "Underwriting Agreement"). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

     Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that the shares of Class A Common
Stock being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company pursuant to the Registration Statement and sold in accordance with the Underwriting Agreement, will be legally issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

     We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

     The opinions set forth above are limited to the laws of the state of New York and the federal laws of the United States.

Intervest Bancshares Corporation                               HARRIS BEACH PLLC
July 26, 2005                                                  ATTORNEYS AT LAW
Page 2



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                                  Very truly yours,

                                                  Harris Beach PLLC


                                                  By: /s/ Thomas E. Willett
                                                      ---------------------
                                                      Thomas E. Willett,
                                                      Member of the Firm